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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                             CAREMATRIX CORPORATION
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             (Exact name of registrant as specified in its charter)

              Delaware                                  04-3069586
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                                197 First Avenue
                                Needham, MA 02494
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              (Address of principal executive offices and Zip Code)


     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

     If the Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: n/a

Securities to be registered pursuant to Section 12(b) of the Act:


      Title of each class                Name of each exchange on which
       to be registered                  each class is to be registered

            None
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Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.05 par value
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                                (Title of class)


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Item 1.           Description of Registrant's Securities to be Registered

         A description of the Common Stock of the Registrant, par value $.05 per share, is hereby incorporated by reference from the section of the Prospectus entitled "Description of Capital Stock" contained in the Registration Statement on Form S-1 of the Registrant (Registration No. 333-11455), as the same may be amended.



Item 2.           Exhibits

3.01 Corrected Third Restated Certificate of Incorporation of CareMatrix Corporation (1)

3.02     By-laws of CareMatrix Corporation, as amended through December 9, 1996
         (2)



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(1)  Filed as an Exhibit to the Company's Annual Report on Form 10-K for the
     year ended December 31, 1997.
(2) Filed as an Exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1996.




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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                                     CAREMATRIX CORPORATION


                                                     By: /s/ Jeffrey P. Neterval
                                                         -----------------------
                                                     Its: Secretary

                                                     Date: April 23, 1999